                        AUTOMATIC YEARLY RENEWABLE TERM
                             REINSURANCE AGREEMENT

                                    between

                  HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
                        HARTFORD LIFE INSURANCE COMPANY
                                      AND
                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                                      and

                   SECURITY LIFE OF DENVER INSURANCE COMPANY

                        Effective Date: December 1, 2002

                                     ARTICLES
I.          Parties to the Agreement                                       3
II.         Reinsurance Coverage                                           3
III.        Liability                                                      4
IV.         Notification of Reinsurance                                    5
V.          Reinsurance Premiums                                           5
VI.         Reserves                                                       7
VII.        Oversights                                                     8
VIII.       Reductions, Terminations, and Changes                          8
IX.         Increase in Retention                                          9
X.          Reinstatement                                                 10
XI.         Expenses                                                      10
XII.        Claims                                                        10
XIII.       Extra-Contractual Damages                                     12
XIV.        Inspection of Records                                         13
XV.         DAC Tax -- Section 1.848-2 (g)(8) Election                    13
XVI.        Insolvency                                                    14
XVII.       Offset                                                        15
XVIII.      Arbitration                                                   15
XIX.        Termination                                                   16
XX.         General Provisions                                            17
XXI.        Confidentiality                                               19
XXII.       Notices and Communications                                    19
XXIII.      Effective Date                                                20
XXIV.       Execution                                                     20
                                     SCHEDULES
A.          Plans Covered under this Agreement                            21
B.          Basis of Reinsurance                                          23
                                     EXHIBITS
I.          Reinsurance Premium Calculation                               24
II.         Retention, Binding, and Issue Limits                          25
III.        Annual per 1000 YRT Reinsurance Rates                         26

ALL SCHEDULES AND EXHIBITS ATTACHED WILL BE CONSIDERED PART OF THIS REINSURANCE AGREEMENT.

                                   ARTICLE I
                            PARTIES TO THE AGREEMENT

This Agreement is between three Hartford Life Companies, Hartford Life Insurance Company, Hartford Life and Accident Insurance Company, and Hartford Life and Annuity Insurance Company (collectively referred to as the Ceding Company), and Security Life of Denver Insurance Company (referred to as the Reinsurer). The Reinsurer agrees that the terms and conditions of this Agreement shall apply to each of the Hartford Life Companies individually, unless otherwise set forth herein.

The acceptance of risks under this Agreement will create no right or legal relationship between the Reinsurer and the insured owner or beneficiary of any insurance policy or contract of the Ceding Company. This Agreement will be binding upon the Ceding Company and the Reinsurer and their respective successors and assignees. The Ceding Company shall not use the Reinsurer's name in marketing materials with regard to the Ceding Company's agreements and transactions.

                                   ARTICLE II
                              REINSURANCE COVERAGE

Reinsurance under this Agreement will apply to insurance issued by the Ceding Company on the Plans of Insurance shown in Schedule A. Such Plans of Insurance shall be reinsured with the Reinsurer on an automatic basis, subject to the requirements set forth in Section A below. The specifications for all reinsurance under this Agreement are provided in Schedule B.

A.  Requirements for Automatic Reinsurance

For risks which meet the requirements for Automatic Reinsurance as set forth below, the Reinsurer will participate in a reinsurance pool whereby the Reinsurer will automatically reinsure a portion of the insurance risks as indicated in Schedule B. The requirements for Automatic Reinsurance are as follows:

       1. The individual risk must be a resident of the United States or Canada at the time of application.

       2. The individual risk must be underwritten according to the Ceding Company's standard underwriting practices and guidelines. This individual risk will be determined to be a true Table 1,2,3 or 4 based on the Ceding Company's normal underwriting guidelines and will be issued as a Standard Risk.

       3. Any risk offered on a facultative basis other than for size by the Ceding Company to the Reinsurer or any other company will not qualify for Automatic Reinsurance under this Agreement for the same risk and same life.

       4. The minimum issue age on any risk will be age 5 and the maximum issue age on any risk will be age 75.

B.  Basis of Reinsurance

Reinsurance under this Agreement will be on the basis as stated in Schedule B.

C.  Policy Forms

When requested, the Ceding Company will furnish the Reinsurer with a copy of each policy, rider, rate book, and applicable sales or marketing material that applies to the life insurance reinsured hereunder.

                                  ARTICLE III
                                   LIABILITY

A. The Reinsurer's liability for Automatic Reinsurance will begin simultaneously with the Ceding Company's liability.

B. In no event shall the reinsurance be in force and binding if the issuance and delivery of such insurance constituted the doing of business in a jurisdiction in which the Ceding Company was not properly licensed.

C. The Reinsurer's liability for reinsurance on the individual risk will terminate when the Ceding Company's liability terminates.

D. The Reinsurer will not be liable for benefits paid under the Ceding Company's conditional receipt or temporary insurance agreement unless all the conditions for the conditional receipt or temporary insurance agreement are met. The Reinsurer's liability under the Ceding Company's conditional receipt or temporary insurance agreement is limited to the lesser of (1) or
    (2) below:

       1. The Automatic Binding limits with the Reinsurer shown in Exhibit II, or

       2. The amount for which the Ceding Company is liable, less its retention shown in Exhibit II

The pre-issue liability applies provided that the Ceding Company has followed its normal cash-with-application procedures for such coverage. The pre-issue liability applies up to the maximum temporary insurance amount limit regardless of how many receipts were issued per a given life. After a policy has been issued, no reinsurance benefits are payable under this pre-issue coverage provision.

E. The liability of each pool member shall be separate and not joint with the other pool members.

F. The Reinsurer shall establish reserves on the Reinsurer's portion of the policy on the reserve basis specified in Article VI.

                                   ARTICLE IV
                          NOTIFICATION OF REINSURANCE

A. For Automatic Reinsurance, the Ceding Company will notify the Reinsurer on the monthly statement as described in Article V.

B. When reinsurance is reduced or changed, the Ceding Company will notify the Reinsurer on the monthly accounting statement.

                                   ARTICLE V
                              REINSURANCE PREMIUMS

A.  Computation

Premiums for reinsurance under this Agreement will be computed as described in
Exhibit I.

B.  Premium Accounting

1.   Payment of Reinsurance Premiums

For Automatic Reinsurance, following the close of each calendar month, the Ceding Company will send the Reinsurer a statement and a listing of new business, changes, and terminations. The Reinsurer will refund to the Ceding Company all unearned Annual YRT Reinsurance Premiums not including policy fees, less applicable allowances, arising from reductions, terminations and changes as described in Article VIII.

Annual YRT Reinsurance Premiums, as calculated in Exhibit I, based on the Reinsured Net Amount at Risk, as defined in Schedule B, are paid annual in advance each month for those policies renewing during that month. If a net reinsurance premium balance is payable to the Reinsurer, the Ceding Company will forward this balance within (60) sixty days after the close of each month.

If a net reinsurance premium balance is payable to the Ceding Company, the balance due will be subtracted from the reinsurance premium payable by the Ceding Company for the current month. The Reinsurer shall pay any remaining balance due the Ceding Company within (60) sixty days after the Ceding Company submits the statement.

2.   Termination Because of Non-Payment of Premium

If undisputed reinsurance premiums are delinquent, the Reinsurer has the right to terminate the reinsurance risks on those policies listed on the delinquent monthly statement by giving the Ceding Company (90) ninety days' advance written notice. If the delinquent premiums have not been paid as of the close of the
(90) ninety-day period, the Reinsurer's liability will terminate for the risks described in the delinquency notice.

Regardless of the termination, the Ceding Company will continue to be liable to the Reinsurer for all unpaid reinsurance premiums earned up to the date of termination.

The Ceding Company agrees that it will not force termination under the provisions of this Section 2 solely to avoid the recapture requirements or to transfer the block of business reinsured to another reinsurer.

3.   Reinstatement of a Delinquent Statement

The Ceding Company may reinstate the terminated risks within (60) sixty days after the effective date of termination by paying the unpaid reinsurance premiums for the risks in force prior to the termination. However, the Reinsurer will not be liable for any claim incurred between the date of termination and reinstatement. The effective date of reinstatement will be the date the required back premiums are received.

4.   Currency

The reinsurance premiums and benefits payable under this Agreement will be payable in the lawful money of the United States.

5.   Detailed Listing

Before the end of the first quarter, the Ceding Company will send the Reinsurer a detailed listing of all reinsurance in force as of the close of the immediately preceding calendar year.

6.   Guaranteed Rates

The Reinsurer reserves the right to increase reinsurance rates only if the Reinsurer raises rates on all individual life YRT reinsurance assumed for which the rates are not fully guaranteed. The Reinsurer will not increase these reinsurance rates more than [Redacted] unless the cumulative claims exceed the cumulative reinsurance premiums under this Agreement. In the event of this reinsurance rate increase, the Ceding Company will have the right to recapture as of the date of notice of this reinsurance rate change without any type of recapture fee.

If however, the Ceding Company raises the rates to their customers, the Reinsurer shall have the right to raise rates no more than proportional to the increase to the policy owners' cost of insurance rates. The recapture option stated above will not be allowed with this rate change.

7.   Overpayment of Premium

If the Ceding Company overpays a reinsurance premium and the Reinsurer accepts the overpayment, the Reinsurer's acceptance will not constitute nor create a reinsurance liability nor result in any additional reinsurance. Instead, the Reinsurer will be liable to the Ceding Company for a credit in the amount of the overpayment without interest.

8.   Underpayment of Premium

If the Ceding Company fails to make a full premium payment for a policy or policies reinsured hereunder, due to an oversight defined in Article VII, the amount of reinsurance coverage provided by the Reinsurer shall not be reduced. However, once the underpayment is discovered, the Ceding Company will be required to pay to the Reinsurer the difference between the full premium amount and the amount actually paid, without interest. If payment or the full premium is not made within (60) sixty days after the discovery of the underpayment, the underpayment shall be treated as a failure to pay premiums and subject to the conditions of Section B.2, above.

                                   ARTICLE VI
                                    RESERVES

A.  Statutory Reserves for the Mortality Risk of the Policy

B.  Representations

The Reinsurer represents to the Ceding Company that the Reinsurer is properly licensed or accredited so that the Ceding Company may claim statutory reserve credit on its financial statements filed in all states in which the Ceding Company is licensed to transact insurance business. In the event that as a result of a change in the Reinsurer's licensing or accreditation status, the Ceding Company must obtain security for statutory reserve credits taken with respect to this reinsurance agreement, the Reinsurer will establish a trust or letter of credit in a form which meets all applicable standards or law and regulation to enable the Ceding Company to claim such reserve credit on its statutory statements. The Reinsurer will bear the expense of establishing any trusts or letter of credit with respect to this provision.

                                  ARTICLE VII
                                   OVERSIGHTS

If there is an unintentional oversight, misunderstanding, delay or error in the administration of this Agreement by the Ceding Company or the Reinsurer, it can be corrected provided the correction takes place within a reasonable time after the oversight, misunderstanding, delay, or error is first discovered. Both the Ceding Company and the Reinsurer will be restored to the position they would have occupied had the oversight or misunderstanding not occurred. Should it not be possible to restore both parties to such a position, the Ceding Company and the Reinsurer shall negotiate in good faith to equitably apportion any resulting liabilities and expenses.

                                  ARTICLE VIII
                      REDUCTIONS, TERMINATIONS AND CHANGES

If there is a contractual change where no underwriting is obtained, the insurance will continue to be reinsured with the Reinsurer at point-in-scale rates.

A.  Exchanges

Exchanges from one single life plan reinsured under this Agreement to a different single life plan will be reinsured at point-in-scale rates. An exchange is a new policy replacing an existing policy where the new policy is not fully underwritten.

B.  Increases or Decreases

1. If the policy face amount of a risk reinsured automatically under this Agreement increases and:

         a. The increase is subject to new underwriting evidence, then the provisions of Article II, Section A, shall apply to the increase in reinsurance.

         b. The increase is not subject to new underwriting evidence, the Reinsurer will accept the increase in reinsurance at point-in-scale rates but not to exceed the Automatic Binding Limit.

2. If the policy face amount increases, the Ceding Company's retention will be filled first, then any remaining risk of the increase will be ceded to the Reinsurer as of the effective date of the increase. If the policy face amount is reduced, the reinsurance will be reduced first, thereby maintaining the Ceding Company's retention.

C.  Reduction in Retained Coverage

If any portion of the aggregate insurance retained by the Ceding Company on an individual life reduces or terminates, the Ceding Company will recalculate its retention on any remaining risk(s) inforce on that life with the intent of holding the appropriate retention under each applicable reinsurance agreement.

The retention limit which was in effect at the time that each remaining risk was issued will be used. The Ceding Company will not be required to retain an amount in excess of its regular retention limit for the age, mortality rating, and risk classification at the time of issue for any policy. The Ceding Company will first recalculate the retention on the policy(ies) having the same mortality rating as the terminated policy(ies). Order of recalculation will secondarily be determined by policy effective date, oldest first.

D.  Multiple Reinsurers

If a risk is shared by more than one reinsurer, the Reinsurer's percentage of any increased or reduced reinsurance will be the same as its initial percentage of the reinsurance for that risk.

E.  Termination

If the policy for a risk reinsured under this Agreement is terminated, the reinsurance for the risk involved will be terminated on the effective date of termination.

F.  Mortality Rating

On Automatic Reinsurance, if the Ceding Company wishes to reduce the mortality rating (i.e. change from smoker or nicotine to nonsmoker or non-nicotine), the Reinsurer will accept this reduction.

                                   ARTICLE IX
                             INCREASE IN RETENTION

A.  If the Ceding Company should increase the retention limits as listed in
Exhibit II, prompt written notice of the increase must be given to the Reinsurer.

B. In the event of an increase in retention, the Ceding Company will have the option of recapturing the reinsurance up to the increased retention under this Agreement. The Ceding Company may exercise its option to recapture by giving written notice to the Reinsurer within (90) ninety days after the effective date of the increase.

C.  If the Ceding Company exercises its option to recapture, then:

       1. The Ceding Company must reduce the reinsurance on each individual life on which the Ceding Company retained the maximum retention limit for the age and mortality rating that was in effect at the time the reinsurance was ceded to the Reinsurer.

       2.   No recapture will be made to reinsurance on an individual life if
            (a) the Ceding Company retained a special retention limit less than the maximum retention limit for the age and mortality rating in effect at the time the reinsurance was ceded to the Reinsurer, or if
            (b) the Ceding Company did not retain insurance on the life.

       3. The Ceding Company must increase its total amount of insurance on the individual life up to the new retention limit by reducing the reinsurance. If an individual life is shared by more than one reinsurer, the Reinsurer's percentage of the reduced reinsurance will be the same as the initial reinsurance on the individual risk.

       4. The reduction in reinsurance will become effective on the next annual premium anniversary after the individual policy has been inforce for at least ten (10) years.

       5. If more than one policy per life is eligible for recapture, then the eligible policies may be recaptured beginning with the policy with the earliest issue date and continuing in chronological order according to the remaining policies' issue dates.

                                   ARTICLE X
                                 REINSTATEMENT

If an insurance policy lapses for nonpayment of premium and is reinstated under the Ceding Company's terms and rules, the Reinsurer will reinstate the reinsurance as follows:

A.  Automatic Cases

The Ceding Company must pay the Reinsurer all back reinsurance premiums in the same manner as the Ceding Company received insurance charges under the policy. When the policy is reinstated by the Ceding Company, the reinsurance will be automatically reinstated.

B.  Nonforfeiture Reinsurance Termination

If the Ceding Company has been requested to reinstate a policy that was reinsured while on extended term or reduced paid-up, then such reinsurance will terminate and automatic reinstatement procedures will be followed as outlined above in this Article.

                                   ARTICLE XI
                                    EXPENSES

The Ceding Company must pay the expense of all medical examinations, inspection fees and other charges in connection with the issuance of the insurance.

                                  ARTICLE XII
                                     CLAIMS

A.  Liability

If the Ceding Company is liable for insurance benefits on a policy reinsured under this Agreement, the Reinsurer shall be liable for its portion of the reinsurance on that policy, as described in Schedule B. All reinsurance claim settlements will be subject to the terms and conditions of the particular contract and statutory requirements under which the Ceding Company is liable.

B.  Notification

When the Ceding Company is advised of a claim, the Reinsurer must be notified promptly.

C.  Claim Payment

1. Automatic Reinsurance on a Risk

If a claim is made under insurance reinsured under this Agreement, the Reinsurer will abide by the issue as it is settled by the Ceding Company. Copies of proofs or other written matters relating to any claim reimbursements under this Agreement shall be furnished to the Reinsurer upon written request. The Reinsurer will pay the Ceding Company the reinsurance proceeds within (15) fifteen days of final notification of the Ceding Company making the settlement of the policy proceeds. The Ceding Company will deliver a copy of the proof of death, check copy or proof of payment, and the claimant's statement to the Reinsurer.

2. Payment of Reinsurance Proceeds

Payment of life reinsurance proceeds will be made in a single sum regardless of the Ceding Company's mode of settlement with the payee.

3. Recapture

Policies reinsured under this Agreement may be eligible for recapture if the Reinsurer is delinquent on an undisputed net amount due to the Ceding Company and the Ceding Company has given the Reinsurer sixty (60) days written notice of its intent to recapture and the Reinsurer has failed to pay the net amount due by the end of the sixty (60) day notice period. Prior to recapturing the in force policies, the Ceding Company and the Reinsurer will mutually agree on the recapture terms. The Ceding Company will not pay a recapture fee.

D.  Contested Claims

The Ceding Company must promptly notify the Reinsurer of any intent to contest a claim reinsured under this Agreement or to assert defenses, and if the Ceding Company's contest of such insurance results in the increase or reduction of liability, the Reinsurer will share in this increase or reduction. The Reinsurer's share of the increase or decrease shall be proportional to their share of the Total Net Amount at Risk, as defined in Schedule B, on the date of the death of the insured.

If the Reinsurer should decline to participate in the contest or assertion of defenses, the Reinsurer will then release all of its liability by paying the Ceding Company the full amount of reinsurance and not sharing in any subsequent increase or reduction in liability.

The Ceding Company shall operate in good faith and adjudicate claims to policies reinsured under this Agreement as if there were not reinsurance. The Ceding Company's decision to pay a claim in accordance with their contractual liability is binding on the Reinsurer.

E.  Misstatement of Age or Sex

If the amount of insurance provided by the policy or policies reinsured under this Agreement is increased or reduced because of misstatement of age or sex established after the death of the insured, the Reinsurer will share with the Ceding Company in this increase or reduction.

F.  Routine Expenses

The Ceding Company will pay the routine expenses incurred in connection with settling claims. These expenses may include compensation of agents and employees and the cost of routine investigations.

G.  Non-Routine Expenses

The Reinsurer will share with the Ceding Company all expenses that are not routine. Expenses that are not routine are those directly incurred in connection with the contest or the possibility of a contest of a claim or the assertion of defenses, including legal expenses. The expenses will be shared in proportion to the Total Net Amount at Risk, as defined in Schedule B, for the Ceding Company and the Reinsurer. However, if the Reinsurer has released the liability under Section D of this Article, the Reinsurer will not share in any expenses incurred after the date of the Reinsurer's release.

H.  Return of Premium for Misrepresentations and Suicides

If a misrepresentation on an application or a death of an insured risk by suicide results in the Ceding Company returning the policy premiums to the policy owner rather than paying the policy benefits, the Reinsurer will refund all of the reinsurance premiums it received on that policy to the Ceding Company. This refund given by the Reinsurer will be in lieu of all other reinsurance benefits payable on that policy under this Agreement.

I.  Contestable Period

If during the contestable period, Ceding Company is notified of the death of the insured, the Ceding Company will investigate the case.

                                  ARTICLE XIII
                           EXTRA-CONTRACTUAL DAMAGES

In no event will the Reinsurer have any liability for any extra-contractual damages, which are awarded against the Ceding Company as a result of acts, omissions, or course of conduct committed solely by the Ceding Company with no involvement of the Reinsurer in connection with the insurance reinsured under this Agreement.

The Reinsurer recognizes that circumstances may arise under which the Reinsurer, in equity, should share, to the extent permitted by law, in paying certain assessed punitive and/or compensatory damages and/or statutory penalties. Such circumstances are difficult to define in advance, but by example may involve those situations in which the Reinsurer was an active party and concurred in writing to the act, omission, or course of conduct that ultimately results in the assessment of such damages. The extent of such sharing is dependent on good faith assessment of culpability in each case, but all factors being equal, the division of any such assessment would be in the proportion of Total Net Amount at Risk (as defined in Schedule B) accepted by each party for the plan of insurance involved.

                                  ARTICLE XIV
                             INSPECTION OF RECORDS

The Reinsurer, or its duly authorized representatives, will have the right to inspect original papers, records, and all documents relating to the business reinsured under this Agreement including underwriting, claims processing, and administration. Such access will be provided during regular business hours upon reasonable notice at the office of the inspected party.

The Ceding Company, or its duly authorized representative, will have the right to inspect all documents relating to underwriting, claims processing, and administration of the business reinsured under this Agreement. Such access will be provided during regular business hours upon reasonable notice at the office of the inspected party.

                                   ARTICLE XV
                                    DAC TAX
                        SECTION 1.848-2(g) (8) ELECTION

A. The Ceding Company and the Reinsurer jointly agree to the DAC Tax Election pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations (the "Treasury Regulations") issued under Section 848 of the Internal Revenue Code of 1986, as amended (the "Code") whereby:

       (i) The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Code section 848(c)(1); and

       (ii) Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency.

B. As used in this Article XV, the terms "net positive consideration", "specified policy acquisition expenses" and "general deductions limitation" are defined by reference to Treasury Regulations Section 1.848-2 and Code Section 848 as of December 1, 2002.

C. The method and timing of the exchange of this information shall be as follows:

       (i) The Ceding Company shall submit a schedule to the Reinsurer by May 1 of each year of its calculation of the net consideration for the preceding calendar year.

       (ii) The Reinsurer shall, in turn, complete the schedule by indicating acceptance of the Ceding Company's calculation of net consideration or shall note in writing any discrepancies. The Reinsurer shall return the completed schedule to the Ceding Company by June 1 of each year.

       (iii) If there are any discrepancies between the Ceding Company's and the Reinsurer's calculation of net consideration, the parties shall act in good faith to resolve these discrepancies in a manner that is acceptable to both parties by July 1 of each year.

       (iv) Each party shall attach the final schedule to their respective U.S. federal income tax returns for each taxable year in which consideration is transferred under this Agreement. The schedule shall identify this Agreement and restate the election described in this Article XV and shall be signed by both parties.

D. This DAC Tax Election shall be effective on the effective date of this Agreement and shall be effective for all years for which this Agreement remains in effect.

E. The Ceding Company and the Reinsurer each represent and warrant that they are subject to U.S. taxation under either the provisions of Subchapter L of Chapter 1 or Subpart F of Part III of Subchapter N of Chapter 1 of the Code.

F. Should the Reinsurer breach the representation and warranty of tax status set forth in this Article of this Agreement, the Reinsurer agrees to indemnify and hold the Ceding Company, its directors, officers, employees, agents, and shareholders harmless from any liability and all liability, loss, damages, fines, penalties, interest, and reasonable attorney's fees, which the Ceding Company, its directors, officers, employees, agents, and shareholders may sustain by reason of such breach.

                                  ARTICLE XVI
                                   INSOLVENCY

A.  Insolvency of the Reinsurer

If the Reinsurer becomes insolvent as determined by the Regulatory Agency responsible for such determination, amounts due the Reinsurer will be paid net of the terms of this Agreement and directly to the liquidator, receiver, or statutory successor without decrease. In addition, upon the Reinsurer's insolvency, the Ceding Company may cancel this Agreement for future new business as described in Article XIX. All reinsurance ceded under this Agreement may be recaptured by the Ceding Company as of the date the Reinsurer fails to meet its obligations under this Agreement.

B.  Insolvency of the Ceding Company

If Hartford Life Insurance Company, Hartford Life and Accident Insurance Company, or Hartford Life and Annuity Insurance Company should become insolvent, as determined by the Regulatory Agency responsible for such determination, all reinsurance under this Agreement covering risks ceded by that particular company will be payable by the Reinsurer directly to that Company's liquidator, receiver or statutory successor, on the basis of the liability of that Company under the policy or policies reinsured and without diminution because of the insolvency of the Company. However, in the event of such insolvency, the liquidator, receiver, or statutory successor will give written notice of a pending claim against the Ceding Company on the reinsured policy. It will do so within a reasonable time after the claim is filed in the insolvency proceedings. During the pendency of such a claim, the Reinsurer may investigate the claim and may, at its own expense, interpose any defense or defenses which it may deem available to the insolvent Company, its liquidator, receiver, or statutory successor, in the proceedings where the claim is to be adjudicated.

The expense thus incurred by the Reinsurer will be chargeable against the insolvent Company, subject to court approval, as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the insolvent Company solely as a result of the defense undertaken by the Reinsurer.

Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to the claim, the expense will be apportioned in accord with the terms of the reinsurance agreement as though the expense had been incurred by the insolvent Company.

It is agreed that the insolvency of any one of the Hartford Life Companies shall not affect this Agreement as it applies to the remaining solvent companies.

                                  ARTICLE XVII
                                     OFFSET

Any undisputed debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either the Ceding Company or the Reinsurer with respect to this Agreement, shall be offset, and only the balance shall be allowed or paid. In the event the Ceding Company becomes insolvent, offsets shall be allowed in accordance with applicable law.

                                 ARTICLE XVIII
                                  ARBITRATION

The Ceding Company and the Reinsurer mutually understand and agree that the wording and interpretation of this Agreement is based on the usual customs and practice of the insurance and reinsurance industry. While both the Ceding Company and the Reinsurer agree to act in good faith in its dealings with each other, it is understood and recognized that situations may arise in which they cannot reach an agreement.

In the event that any dispute cannot be resolved to mutual satisfaction, the dispute will first be subject to good-faith negotiation as described below in an attempt to resolve the dispute without the need to institute formal arbitration proceedings.

Within (10) ten days after one of the parties has given the other the first written notification of the specific dispute, each of the parties will appoint a designated officer to attempt to resolve the dispute. The officers will meet at a mutually agreeable location as early as possible and as often as necessary, in order to gather and furnish the other with all appropriate and relevant information concerning the dispute. The officers will discuss the problem and will negotiate in good faith without the necessity of any formal arbitration proceedings. During the negotiation process, all reasonable requests made by one officer to the other for information will be honored. The designated officers will decide the specific format for such discussions.

If the officers cannot resolve the dispute within (30) thirty days of their first meeting, both parties agree that they will submit the dispute to formal arbitration. However, the parties may agree in writing to extend the negotiation period for an additional (30) thirty days.

No later than (15) fifteen days after the final negotiation meeting, the officers taking part in the negotiation will give both the Ceding Company and the Reinsurer written confirmation that they are unable to resolve the dispute and that they recommend establishment of formal arbitration.

An arbitration panel consisting of (3) three past or present officers of life insurance or life reinsurance companies not affiliated with either of the parties in any way will settle the dispute. Each party will appoint one arbitrator and the two will select a third. If the two arbitrators cannot agree on the choice of a third within (30) thirty days following their appointment, each arbitrator shall nominate three candidates within (10) ten days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots.

The Ceding Company and the Reinsurer shall bear the expense of its own arbitrator and shall jointly bear with the other the expense of the third arbitrator. In the absence of a decision to the contrary by the arbitration panel, the Ceding Company and the Reinsurer shall jointly share in all other costs of the arbitration.

The arbitration proceedings will be conducted according to the Commercial Arbitration Rules of ARIAS-US, which are in effect at the time the arbitration begins.

The arbitration will take place in Hartford, Connecticut unless the parties mutually agree otherwise.

Within (60) sixty days after the beginning of the arbitration proceedings the arbitrators will issue a written decision on the dispute and a statement of any award to be paid as a result. The decision will be based on the terms and conditions of this Agreement as well as the usual customs and practices of the insurance and reinsurance industry, rather than on strict interpretation of the law. The decision will be final and binding on both the Ceding Company and the Reinsurer and there will be no further appeal.

The parties may mutually agree to extend any of the negotiation or arbitration periods shown in this Article.

Unless otherwise decided by the arbitrators, the parties will share in their proportion of all expenses resulting from the arbitration, including the fees and expenses for the arbitrators, except that each party will be responsible for its own attorneys' fees.

                                  ARTICLE XIX
                                  TERMINATION

A. Each Hartford Life Insurance Company and the Reinsurer may terminate this Agreement as it applies to the new business of each by giving (90) ninety days' written notice of termination. The day the notice is deposited in the mail addressed to the Home Office, or to an Officer of each party, will be the first day of the (90) ninety-day period. In addition, this Agreement may be terminated immediately for the acceptance of new reinsurance by either party if one of the parties becomes insolvent as described in Article XVI.

B. During the (90) ninety-day period, this Agreement will continue to be in force between the terminating parties.

C. After termination, the terminating parties shall remain liable under the terms of this Agreement for all Automatic and Facultative Reinsurance that becomes effective prior to termination of this Agreement. After termination, the Reinsurer shall be liable for all Automatic and Facultative Reinsurance that has an application date on or before the effective date of the termination.

D. Termination by one or two of the Hartford Life Companies shall not affect this Agreement as it relates to the non-terminating Hartford Life Company(ies).

                                   ARTICLE XX
                               GENERAL PROVISIONS

A.  Entire Contract

This Agreement with any attached Schedules and Exhibits shall constitute the entire contract between the parties with respect to the business being reinsured hereunder and there are no understandings between the parties other than as expressed herein.

B.  Modifications

Any modification or change to the provisions of this Agreement shall be null and void unless set forth in a written amendment to the Agreement which is signed by all parties to the amendment.

C.  Severability

In the event that any provision or term of this Agreement shall be held by any court, arbitrator, or administrative agency to be invalid, illegal or unenforceable, all of the other terms and provisions shall remain in full force and effect to the extent that their continuance is practicable and consistent with the original intent of the parties. In addition, if any provision or term is held invalid, illegal or unenforceable, the parties will attempt in good faith to renegotiate the Agreement to carry out the original intent of the parties.

D.  Survival

All provisions of this Agreement shall survive its termination to the extent necessary to carry out the purposes of this Agreement or to ascertain and enforce the parties' rights or obligations hereunder existing at the time of termination.

E.  Non-Waiver

No waiver by either party of any violation or default by the other party in the performance of any promise, term or condition of this Agreement shall be construed to be a waiver by such party of any other or subsequent default in performance of the same or any other promise, term or condition of this Agreement. No prior transactions or dealings between the parties shall be deemed to establish any custom or usage waiving or modifying any provision hereof. The failure of either party to enforce any part of this Agreement shall not constitute a waiver by such party of its right to do so, nor shall it be deemed to be an act of ratification or consent.

F.  Governing Law

This Agreement shall be governed by the laws of the state of Connecticut.

G.  Assignment

Neither party may assign any of its rights, duties or obligations under this Agreement without the prior written consent of the other party. Such consent shall not be unreasonably withheld.

H.  Counterparts

This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

I.  Force Majeure

Neither party shall be liable for any delay or non-performance of any covenant contained herein nor shall any such delay or non-performance constitute a default hereunder, or give rise to any liability for damages if such delay or non-performance is caused by an event of "force majeure." As used herein, the term "Force Majeure," means an event, explosion, action of the elements, strike or other labor relations problem, restriction or restraint imposed by law, rule or regulation of any public authority, whether federal, state or local, and whether civil or military, act of any military authority, interruption of transportation facilities or any other cause which is beyond the reasonable control of such party and which by the exercise of reasonable diligence such party is unable to prevent. The existence of any event of Force Majeure shall extend the term of performance on the part of such party to complete performance in the exercise of reasonable diligence after the event of Force Majeure has been removed.

J.  No Limitation on Disclosure of Tax Treatment

Notwithstanding anything herein to the contrary, except as reasonably necessary to comply with applicable securities laws, each party to this Agreement (and each employee, representative, or other agent of such party) may consult any tax advisor regarding the U.S. federal income tax treatment or tax structure of the transaction (the "Tax Transaction"), and disclose to any and all persons, without limitation of any kind, the Tax Treatment and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to the Tax Treatment. The permission to disclose the Tax Treatment is limited to any facts relevant to the U.S. federal income Tax Treatment and does not include information relating to the identity of the parties.

                                  ARTICLE XXI
                                CONFIDENTIALITY

As used herein, "Confidential Information" means all of our confidential, proprietary, or trade secret information, including, but not limited to, all information on the Ceding Company's customers and claimants and other information the Ceding Company discloses to the Reinsurer. The term "Confidential Information" does not include any information which (i) at the time of disclosure or thereafter is generally available to and known by the public other than by way of a wrongful disclosure by a party or its Representatives; (ii) was available on a non-confidential basis from a source other than the parties hereto or their Representatives, provided that such source is not and was not bound by a confidentiality agreement with a party hereto; or (iii) was independently developed without violating any obligations under this Agreement and without the use of any Confidential Information.

The Reinsurer shall maintain the confidentiality of the Confidential Information, shall use it only for purposes for which it was disclosed and shall not disclose it to any other person except to employees, agents, and other persons who need to know such Confidential Information to carry out the purposes for which it was disclosed and who agree to maintain the confidentiality of the information provided herein.

                                  ARTICLE XXII
                           NOTICES AND COMMUNICATIONS

All notices and communications under this treaty should be sent to:

Individual Life Product Financial Analysis

Hartford Life
200 Hopmeadow St.
Simsbury, CT 06089
(currently) Attn:   Thomas P. Kalmbach, FSA, MAAA
                    Assistant Vice President

With copies to:

Chief Actuary
Hartford Life
200 Hopmeadow St.
Simsbury, CT 06089
(currently) Attn:   Craig Raymond, FSA, MAAA
                    Executive Vice President

General Counsel

Hartford Life
200 Hopmeadow St.
Simsbury, CT 06089
(currently) Attn:   Christine Repasy
                    Senior Vice President

Notices are deemed received when delivered.

                                 ARTICLE XXIII
                                 EFFECTIVE DATE

The provisions of this Agreement shall be effective with respect to policies issued on or after December 1,2002.

                                  ARTICLE XXIV
                                   EXECUTION

SECURITY LIFE OF DENVER INSURANCE COMPANY

By:    /s/ [ILLEGIBLE]                 Attest: /s/ [ILLEGIBLE]
       ------------------------------         ------------------------------
Title: Vice President                  Title: [ILLEGIBLE]
Date:  June 15, 2004                   Date:  June 15, 2004

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:    /s/ Timothy M. Fitch            Attest: /s/ Thomas P. Kalmbach
       ------------------------------         ------------------------------
       Timothy M. Fitch, FSA, CLU             Thomas P. Kalmbach, FSA, MAAA
       Senior Vice President                  Assistant Vice President
       Individual Life Product &
       Marketing
Date:  6/7/04                          Date:  6/10/2004

                                   SCHEDULE A
                       PLANS COVERED UNDER THIS AGREEMENT

TYPE OF BUSINESS     Individual life insurance issued by the Ceding Company This treaty covers individual risks which were underwritten according to the Ceding Company's standard underwriting practices and guidelines. This individual risk will be determined to be a true Table 1,2,3 or 4 based on the Ceding Company's normal underwriting guidelines and will be issued as a Standard Risk (i.e. -- The Ceding Company's
                     Enhanced Standard program).

UPSCALE PRODUCTS                                                  RIDERS
--------------------------------------------------------------------------------------------
Stag Protector Variable Universal Life         Other Covered Insured
Stag Variable Life Accumulator                 Term Rider (base or other insured)
Stag Universal Life                            ADB Benefit (not reinsured)
Stag Whole Life                                Deduction Amount Waiver Rider
                                               Waiver of Monthly Deduction
                                               Waiver of Specified Amount
                                               Enhanced No Lapse Guarantee Rider
                                               Estate Tax Repeal Benefit Rider
                                               Level Compensation Endorsement
                                               Children's Life Insurance Rider
                                               Maturity Date Extension
                                               Mortality and Expense Risk Rates Rider

DESCRIPTIONS

RIDERS WHERE ADDITIONAL PREMIUM IS DUE TO THE REINSURER:

Other Covered Insured: Provides term coverage for insured other than base insured.

Term Rider (base or other insured): Provides additional term coverage

Deduction Amount Waiver Rider: Waives monthly deduction amount if insured is disabled

Waiver of Monthly Deduction: Waives monthly deduction amount if insured is disabled

Waiver of Specified Amount: Waives specified amount if insured is disabled

Children's Life Insurance Rider: Provides additional term coverage for a child

Waiver of Premium Riders: Waives premium requirement if insured is disabled

                                   SCHEDULE A
                       PLANS COVERED UNDER THIS AGREEMENT

RIDERS THAT ALTER THE POLICY AND IN WHICH NO ADDITIONAL PREMIUM IS PAID TO THE REINSURER. IF A POLICY HAS THIS RIDER IT IS STILL COVERED UNDER THE AGREEMENT:

Enhanced No Lapse Guarantee Rider: This rider guarantees that the policy will not lapse, regardless of investment performance, provided cumulative premiums paid less indebtedness less withdrawals are greater than or equal to the cumulative no lapse guarantee premiums. There is a lifetime option and a limited term option. The limited term option is the lesser of 20 years or to attained age 80 for issue ages 0 to 70 and the minimum of 10 years or to attained age 90 for issue ages 71 to 85. Also, at the time when the no lapse guarantee terminates or defaults, the policyholder may be eligible for an additional amount of time they have this protection which is based on the then current account value. This rider is currently available on Stag Variable Life Accumulator and Stag Protector Variable Universal Life.

Estate Tax Repeal Benefit Rider: This rider will pay the account value less indebtedness if the Federal Estate Tax Law is fully repealed by December 31, 2010 and we receive a request for this benefit amount from the insured.

Level Compensation Endorsement: Surrender charges are not assessed for a full surrender during the first three policy years. There is no charge for this rider.

Maturity Date Extension Rider: When the policyholder reaches the maturity date and has elected this rider, the death benefit is dropped to the account value, no more monthly deductions are taken, interest is credited, no further premiums are accepted, policy loans continue to accrue interest, and all other riders are terminated.

Accelerated Benefit Rider: With this rider, the policyholder can receive up to 100% of their death benefit discounted with interest if the life expectancy is 12 months or less.

Specify Monthly Deductions: This rider allows the policyholder to specify to take monthly deductions out of a particular account in the policy.

Mortality and Expense Risk Rider: This rider guarantees that the mortality and expense risk rate will be zero for years greater than and equal to 21.

                                   SCHEDULE B
                              BASIS OF REINSURANCE

REINSURANCE POOL SHARE: [Redacted]

AUTOMATIC REINSURANCE

The Ceding Company will retain its available retention on each risk as referenced in Exhibit II. The Reinsurance Pool Share of the remainder will be ceded to the Reinsurer for reinsurance.

NET AMOUNT AT RISK DEFINITION: [Redacted]

                                   EXHIBIT I
                        REINSURANCE PREMIUM CALCULATION

1.  REINSURANCE PREMIUM

ANNUAL YRT REINSURANCE PREMIUM [Redacted]

2.  PREMIUM TAX

Premium tax will not be reimbursed.

3.  FLAT EXTRA ALLOWANCES

The flat extra premium paid to the Reinsurer will be the annual flat extra rate which the Ceding Company charges the insured less the allowances below times the Reinsured Net Amount at Risk.

DURATION OF FLAT EXTRA            FIRST YEAR                RENEWAL YEARS
-------------------------------------------------------------------------------
Less than 5 years          [Redacted]
5 years or more

4.  RIDERS

Term riders, cost of living riders, and other riders providing additional or increasing coverage will use the same methods and YRT rates as the base plan. Waiver of premium rates are attached and are per dollar of annualized amount. Deduction amount waiver rates (also called "waiver of monthly deductions") are attached, and the charge for this benefit is a rate times the monthly deduction amount. Our retention on both types of waivers is proportional to our retention on the death benefit. For both the Waiver of Premium and Waiver of Monthly Deduction, the reinsurance premium will be net of the following allowances:

FIRST YEAR               RENEWAL YEARS
------------------------------------------
                           [Redacted]

                                   EXHIBIT II
                SINGLE LIFE RETENTION, BINDING, AND ISSUE LIMITS
                     SINGLE LIFE ENHANCED STANDARD PROGRAM
                           EFFECTIVE DECEMBER 1, 2002
                               TOTAL POOL LIMITS

The Ceding Company will retain 20% of each policy up to the below maximum retention limits:

RETENTION LIMIT [Redacted]

AUTOMATIC BINDING LIMIT (EXCLUDES RETENTION) [Redacted]

AUTOMATIC ISSUE LIMIT (INCLUDES RETENTION) [Redacted]

DEFINITION: [Redacted]
JUMBO LIMIT [Redacted]

                                  EXHIBIT III

  Annual per 1000 Yearly Renewable Term reinsurance rates are attached. These rates are used for both Automatic policies.

               PRODUCTS USING MULTI-CLASS RATE TABLES: [Redacted]
               Stag Protector Variable Universal Life [Redacted]
              Stag Accumulator Variable Universal Life [Redacted]
                         Stag Universal Life [Redacted]
                           Stag Whole Life [Redacted]

SINGLE LIFE 2002 MULTICLASS ANNUAL YRT PER 1000 REINSURANCE RATES
[Redacted]

                          Accumulator Monthly Per 1000
                       Waiver of Monthly Deduction Amount

                                Age Male Female
                                   [Redacted]

                               AMENDMENT NUMBER 1

This is an amendment to the Automatic Yearly Renewable Term Reinsurance Agreement between Hartford Life and Accident Insurance Company, Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (collectively referred to as the Ceding Company), and Security Life of Denver Insurance Company, (referred to as the Reinsurer), dated December 1, 2002. The parties agree to the following:

Effective December 1, 2003, Schedule A shall be amended to reflect the inclusion of Stag Variable Life Accumulator II, Stag Protector Variable Universal Life II and the Policy Continuation Rider as plans to be reinsured under the terms of this Reinsurance Agreement.

The Attached Schedule A shall replace the existing Schedule A.

EXECUTION

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment, and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all amendments and supplements thereto. It is executed in duplicate by:

SECURITY LIFE OF DENVER INSURANCE COMPANY

By      /s/ [ILLEGIBLE]               Attest  /s/ [ILLEGIBLE]
        ----------------------------          ----------------------------
Title   Vice President                Title   [ILLEGIBLE]
Date    July 26, 2004                 Date    July 21, 2004

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By      /s/ Timothy M. Fitch          Attest  /s/ Tom Kalmbach
        ----------------------------          ----------------------------
        Timothy M. Fitch, FSA, CLU            Tom Kalmbach, FSA, MAAA
        Senior Vice President                 Assistant Vice President
        Individual Life Product &
        Marketing
Date    6/7/04                        Date    6/10/2004

                                   SCHEDULE A
                       PLANS COVERED UNDER THIS AGREEMENT

TYPE OF BUSINESS     Individual life insurance issued by the Ceding Company.
                     This treaty covers individual risks which were underwritten according to the Ceding Company's standard underwriting practices and guidelines. This individual risk will be determined to be a true Table 1,2,3 or 4 based on the Ceding Company's normal underwriting guidelines and will be issued as a Standard Risk (i.e. --
                     The Ceding Company's Enhanced Standard program).

UPSCALE PRODUCTS                                           RIDERS
Stag Protector Variable Universal Life       Other Covered Insured
Stag Variable Life Accumulator               Term Rider (base or other insured)
Stag Universal Life                          ADB Benefit (not reinsured)
Stag Whole Life                              Deduction Amount Waiver Rider
Stag Protector Variable Universal Life II    Waiver of Monthly Deduction
Stag Variable Life Accumulator II            Waiver of Specified Amount
                                             Enhanced No Lapse Guarantee Rider
                                             Estate Tax Repeal Benefit Rider
                                             Level Compensation Endorsement
                                             Children's Life Insurance Rider
                                             Maturity Date Extension
                                             Mortality and Expense Risk Rates
                                             Rider
                                             Policy Continuation Rider

DESCRIPTIONS

RIDERS WHERE ADDITIONAL PREMIUM IS DUE TO THE REINSURER:

Other Covered Insured: Provides term coverage for insured other than base insured.

Term Rider (base or other insured): Provides additional term coverage

Deduction Amount Waiver Rider: Waives monthly deduction amount if insured is disabled

Waiver of Monthly Deduction: Waives monthly deduction amount if insured is disabled

Waiver of Specified Amount: Waives specified amount if insured is disabled

Children's Life Insurance Rider: Provides additional term coverage for a child

Waiver of Premium Riders: Waives premium requirement if insured is disabled

                                   SCHEDULE A
                       PLANS COVERED UNDER THIS AGREEMENT

RIDERS THAT ALTER THE POLICY AND IN WHICH NO ADDITIONAL PREMIUM IS PAID TO THE REINSURER. IF A POLICY HAS THIS RIDER IT IS STILL COVERED UNDER THE AGREEMENT:

Enhanced No Lapse Guarantee Rider: This rider guarantees that the policy will not lapse, regardless of investment performance, provided cumulative premiums paid less indebtedness less withdrawals are greater than or equal to the cumulative no lapse guarantee premiums. There is a lifetime option and a limited term option. The limited term option is the lesser of 20 years or to attained age 80 for issue ages 0 to 70 and the minimum of 10 years or to attained age 90 for issue ages 71 to 85. Also, at the time when the no lapse guarantee terminates or defaults, the policyholder may be eligible for an additional amount of time they have this protection which is based on the then current account value. This rider is currently available on Stag Variable Life Accumulator and Stag Protector Variable Universal Life.

Estate Tax Repeal Benefit Rider: This rider will pay the account value less indebtedness if the Federal Estate Tax Law is fully repealed by December 31, 2010 and we receive a request for this benefit amount from the insured.

Level Compensation Endorsement: Surrender charges are not assessed for a full surrender during the first three policy years. There is no charge for this rider.

Maturity Date Extension Rider: When the policyholder reaches the maturity date and has elected this rider, the death benefit is dropped to the account value, no more monthly deductions are taken, interest is credited, no further premiums are accepted, policy loans continue to accrue interest, and all other riders are terminated.

Accelerated Benefit Rider: With this rider, the policyholder can receive up to 100% of their death benefit discounted with interest if the life expectancy is 12 months or less.

Specify Monthly Deductions: This rider allows the policyholder to specify to take monthly deductions out of a particular account in the policy.

Mortality and Expense Risk Rider: This rider guarantees that the mortality and expense risk rate will be zero for years greater than and equal to 21.

Policy Continuation Rider: This rider is automatically added to the policy at issue. This rider is intended to prevent the lapse of highly loaned policies.

                               AMENDMENT NUMBER 2

This is an amendment to the Automatic Yearly Renewable Term Reinsurance Agreement between Hartford Life and Accident Insurance Company, Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (collectively referred to as the Ceding Company), and Security Life of Denver Insurance Company, (referred to as the Reinsurer), dated December 1, 2002. The parties agree to the following:

Effective February 1, 2003, Exhibit II shall be amended to reflect the change in Automatic Binding and Issue Limits from 5 million to 10 million.

The Attached Exhibit II shall replace the existing Exhibit II.

EXECUTION

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment, and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all amendments and supplements thereto. It is executed in duplicate by:

SECURITY LIFE OF DENVER INSURANCE COMPANY

By      [ILLEGIBLE]                   Attest  [ILLEGIBLE]
        ----------------------------          ----------------------------
Title   Vice President                Title   [ILLEGIBLE]
Date    July 8, 2004                  Date    July 8, 2004

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By      /s/ Timothy M. Fitch          Attest  /s/ Tom Kalmbach
        ----------------------------          ----------------------------
        Timothy M. Fitch, FSA, CLU            Tom Kalmbach, FSA, MAAA
        Senior Vice President                 Assistant Vice President
        Individual Life Product &
        Marketing
Date    6/7/04                        Date    6/10/2004

                                   EXHIBIT II
                SINGLE LIFE RETENTION, BINDING, AND ISSUE LIMITS
                     SINGLE LIFE ENHANCED STANDARD PROGRAM

TOTAL POOL LIMITS [Redacted]

RETENTION LIMIT [Redacted]

AUTOMATIC BINDING LIMIT (EXCLUDES RETENTION) [Redacted]

AUTOMATIC ISSUE LIMIT (INCLUDES RETENTION) [Redacted]

DEFINITION:
JUMBO LIMIT [Redacted]

                                  AMENDMENT 3
                            EFFECTIVE MARCH 1, 2004

                                     TO THE

                             REINSURANCE AGREEMENT
                           EFFECTIVE DECEMBER 1, 2002

                                    BETWEEN

                        HARTFORD LIFE INSURANCE COMPANY
                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                  HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

                               ("CEDING COMPANY")

                                      AND

                   SECURITY LIFE OF DENVER INSURANCE COMPANY

                                 ("REINSURER")

                                    RECITALS

WHEREAS, the Reinsurer currently reinsures the Ceding Company's plans or policies under the Agreement; and

WHEREAS, the Ceding Company and the Reinsurer wish to amend or modify Exhibit II under the Agreement.

NOW, THEREFORE for good and valuable considerations, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer hereby agree as follows:

                                   AMENDMENT

The parties hereby agree to amend or modify the Agreement, by amending Exhibit II to reflect the change in the percentage retained of each policy from [Redacted] for policies issued on or after the effective date.

The parties agree to remove Exhibit II, in its entirety and replace it with the attached Exhibit II, effective March 1, 2004.

Except as herein amended, all other terms and conditions of this Agreement shall remain unchanged.

SL Enh Std 12/01/2002 -- Amendment 3
Between HLIC, ILA and HLAIC and Security Life

In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, hereby executed this Amendment in duplicate on the dates indicated below, with an effective date of March 1, 2004.

SECURITY LIFE OF DENVER INSURANCE COMPANY

By:     /s/ Jim Koher                 Attest: /s/ Jim Senn
        ----------------------------          ----------------------------
Name:   Jim Koher                     Name:   Jim Senn
Title:  Regional Head of Pricing      Title:  President, Individual Life
Date:   4/28/05                       Date:   4/28/05

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

By:     /s/ Thomas P. Kalmbach        Attest: /s/ Michael J. Roscoe
        ----------------------------          ----------------------------
Name:   Thomas P. Kalmbach            Name:   Michael J. Roscoe
Title:  Assistant Vice President,     Title:  Vice President
        Individual Life Product
        Financial
Date:   5/4/2005                      Date:   5/5/2005

SL Enh Std 12/01/2002 -- Amendment 3
Between HLIC, ILA and HLAIC and Security Life

                                   EXHIBIT II
                SINGLE LIFE RETENTION, BINDING, AND ISSUE LIMITS
                     SINGLE LIFE ENHANCED STANDARD PROGRAM
                            EFFECTIVE MARCH 1, 2004
                               TOTAL POOL LIMITS

RETENTION LIMIT [Redacted]

AUTOMATIC BINDING LIMIT (EXCLUDES RETENTION) [Redacted]

AUTOMATIC ISSUE LIMIT (INCLUDES RETENTION) [Redacted]

DEFINITION: [Redacted]
JUMBO LIMIT [Redacted]

SL Enh Std 12/01/2002 -- Amendment 3
Between HLIC, ILA and HLAIC and Security Life

                                  AMENDMENT 4
                           EFFECTIVE JANUARY 18, 2005

                                     TO THE

                             REINSURANCE AGREEMENT
                        EFFECTIVE DATE: DECEMBER 1, 2002

                                    BETWEEN

                  HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
                        HARTFORD LIFE INSURANCE COMPANY
                                      AND
                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                               ("CEDING COMPANY")

                                      AND

                   SECURITY LIFE OF DENVER INSURANCE COMPANY

                                 ("REINSURER")

                                    RECITALS

WHEREAS, Reinsurer currently reinsures Ceding Company's plans or policies under the Agreement; and

WHEREAS, Ceding Company and Reinsurer wish to amend or modify the Agreement.

                                   AMENDMENT

The parties hereby agree that the Ceding Company will no longer cede and the Reinsurer will no longer accept reinsurance under this Agreement for policies applied for on or after January 18, 2005. Reinsurance that is now in force under this Agreement will continue to be governed by the terms and conditions of the Agreement until the termination or expiration of all such reinsurance.

Except as herein amended, all other terms and conditions of this Agreement shall remain unchanged.

SL Enh. Std. Reinsurance Agreement -- Amendment 4
Between HLA, HLIC, HLAIC and Security Life of Denver
Effective Date: December 1, 2002

In witness of the foregoing, Ceding Company and Reinsurer have, by their respective officers, hereby executed this Amendment in duplicate on the dates indicated below, with an effective date of January 18, 2005.

SECURITY LIFE OF DENVER INSURANCE COMPANY

                                         Scottish Re (U.S.), Inc. By Power
                                         of Attorney

By:     /s/ Jim Senn                     Attest: /s/ Donna Mosely
        -------------------------------          -------------------------------
Name:   Jim Senn                         Name:   Donna Mosely
Title:  President, Individual            Title:  Senior Vice President,
        Reinsurance                              Treasurer Head of Denver
                                                 Business
Date:   8/15/05                          Date:   8/17/05

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE INSURANCE COMPANY AND
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:     /s/ Thomas P. Kalmbach           Attest: /s/ Mike Roscoe
        -------------------------------          -------------------------------
Name:   Thomas P. Kalmbach               Name:   Mike Roscoe
Title:  Assistant Vice President, IL     Title:  Vice President, IL Prod Dev
        Prod Dev
Date:   8/29/2005                        Date:   8/29/2005

SL Enh. Std. Reinsurance Agreement -- Amendment 4
Between HLA, HLIC, HLAIC and Security Life of Denver
Effective Date: December 1, 2002

                                    2